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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-0000) of our reports dated January 31, 1997, on our audits of the financial statements and financial statement schedule of Sofamor Danek Group, Inc., which are included in the Company's Annual Report on Form 10-K. We also consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data."

                                      COOPERS & LYBRAND LLP.

Memphis, Tennessee

January 22, 1998